SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TEJAS GAS CORP DEL

          GAMCO INVESTORS, INC.
                                10/06/97           13,000            60.0346
                                 9/29/97           97,000            59.9375
          GAMCO INVESTORS, INC.
                                10/06/97            1,000-           59.9671
                                10/06/97           10,000            60.0000
                                10/06/97            1,000            59.9671
                                10/03/97            3,400            59.9375
                                10/02/97           10,000            59.9375
                                10/02/97           20,000            59.8750
                                10/01/97            9,500            59.9704
                                10/01/97           32,000            59.9375
                                10/01/97           14,000            60.0000
                                10/01/97           95,000            59.9671
                                 9/30/97           33,200            60.0000
                                 9/30/97            6,100            59.9887
                                 9/29/97           90,800            59.9375
          GABELLI FUNDS, INC.
               THE GABELLI ASSET FUND
                                10/03/97            5,000            60.0500
               THE GABELLI VALUE FUND
                                09/30/97           56,700            60.0500
                                09/29/97           43,300            60.0500
          GIL, LTD.
                                09/29/97            2,500            59.8750
          GIL II, LTD.
                                09/29/97            3,800            58.8750








          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



                                       33
SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

PREFERRED CONVERTIBLE STOCK-TEJAS GAS DEP PRD CV

          GABELLI FOUNDATION
                                 10/02/97             600            71.0500
          GABELLI FUNDS, INC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 9/30/97           41,000            71.3000
               THE GABELLI ABC FUND
                                10/02/97            1,300            71.0500
          GAMCO INVESTORS, INC.
                                 9/30/97            3,000            71.1875
                                 9/29/97            2,000            71.2500



























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

                                       34